Exhibit 99.1

UBIQUITI INC. REPORTS SECOND QUARTER FISCAL 2026 FINANCIAL RESULTS
~ Record Revenues of $814.9 million, up 35.8% YoY ~
~ GAAP Diluted Earnings Per Share of $3.86 ~

New York, NY - February 6, 2026 - Ubiquiti Inc. (NYSE: UI) ("Ubiquiti" or the "Company") today announced its financial results for the second quarter ended December 31, 2025.

Second Quarter Fiscal 2026 Financial Summary
•Revenues of $814.9 million
•GAAP diluted EPS of $3.86
•Non-GAAP diluted EPS of $3.88

Additional Financial Highlight

•The Company's Board of Directors declared a $0.80 per share cash dividend payable on February 23, 2026 to shareholders of record at the close of business on February 17, 2026.

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F2Q26	F1Q26	F2Q25
Revenues	814.9	733.8	599.9
Enterprise Technology	729.0	657.1	518.2
Service Provider Technology	85.9	76.6	81.7
Gross profit	374.0	337.4	247.2
Gross Profit (%)	45.9%	46.0%	41.2%
Total Operating Expenses	81.1	75.7	68.4
Income from Operations	292.9	261.7	178.8
GAAP Net Income	233.6	207.9	136.8
GAAP EPS (diluted)	3.86	3.43	2.26
Non-GAAP Net Income	235.1	209.3	138.1
Non-GAAP EPS (diluted)	3.88	3.46	2.28

Ubiquiti Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Enterprise Technology	$728,991	$518,202	$1,386,137	$988,385
Service Provider Technology	85,876	81,677	162,503	161,838
Total revenues	$814,867	$599,879	$1,548,640	$1,150,223

Ubiquiti Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
North America	$443,568	$321,644	$826,392	$592,890
Europe, the Middle East and Africa	280,712	208,579	543,832	413,467
Asia Pacific	54,465	43,081	107,589	84,019
South America	36,122	26,575	70,827	59,847
Total revenues	$814,867	$599,879	$1,548,640	$1,150,223

Income Statement Items
Revenues
Revenues for the second quarter fiscal 2026 were $814.9 million, representing an increase from the prior quarter of 11.1% and an increase from the comparable prior year period of 35.8%.
The increase in revenues compared to the prior quarter as well as the comparable prior year period was driven by an increase in revenue from both our Enterprise Technology platform and Service Provider Technology platform.
Gross Margins
During the second quarter fiscal 2026, GAAP gross profit was $374.0 million. GAAP gross margin of 45.9% decreased marginally by 0.1% as compared to the prior quarter GAAP gross margin of 46.0% and increased by 4.7% as compared to the comparable prior year period GAAP gross margin of 41.2%.
The marginal decrease in gross profit margin as compared to the prior quarter was primarily driven by product mix, holiday pricing, and higher shipping costs, offset in part by lower other indirect costs. The increase in gross profit margin as compared to the comparable prior year period was primarily driven by favorable product mix, lower shipping costs, lower excess and obsolete inventory charges, offset in part by higher tariff costs.
Research and Development
During the second quarter fiscal 2026, research and development ("R&D") expenses were $50.8 million. This reflects an increase as compared to the R&D expenses of $48.5 million in the prior quarter and an increase as compared to the R&D expenses of $40.0 million in the comparable prior year period.
The increase in R&D expenses as compared to the prior quarter was primarily driven by higher prototype-related expenses. The increase in R&D expenses as compared to the comparable prior year period was primarily driven by higher employee-related expenses and prototype-related expenses.
Sales, General and Administrative
The Company’s sales, general and administrative ("SG&A") expenses for the second quarter fiscal 2026 were $30.3 million. This reflects an increase as compared to the SG&A expenses of $27.1 million in the prior quarter and an increase compared to the SG&A expenses of $28.5 million in the comparable prior year period.
The increase in SG&A costs as compared to the prior quarter was primarily due to higher marketing expenses and an increase in credit card processing fees arising from increased webstore sales, offset in part by lower professional fees. The increase in SG&A as compared to the comparable prior year period was primarily due to higher marketing expenses and fees associated with webstore credit card processing, driven by higher webstore sales, offset in part by lower bad debt expenses relating to a customer default.
Interest Expense and Other, net
During the second quarter fiscal 2026, interest expense and other, net ("I&O") expenses were $1.6 million. This reflects a decrease as compared to the I&O expenses in the prior quarter of $3.2 million and a decrease as compared to the I&O expenses in the comparable prior year period of $11.4 million, respectively.

The decrease in I&O expenses as compared to the prior quarter was primarily due to lower interest expense driven by a decrease in borrowings partially offset by higher foreign exchange losses. The decrease in I&O expenses as compared to the comparable prior year period was primarily due to lower interest expense driven by a decrease in borrowings and lower interest rates and lower foreign exchange losses.
Net Income and Earnings Per Share
During the second quarter fiscal 2026, GAAP net income was $233.6 million and non-GAAP net income was $235.1 million. This reflects an increase in GAAP net income and non-GAAP net income from the comparable prior year period by 70.8% and 70.2%, respectively, primarily driven by higher revenues and gross profit. Second quarter fiscal 2026 GAAP earnings per diluted share was $3.86 and non-GAAP earnings per diluted share was $3.88. This reflects an increase in GAAP and non-GAAP earnings per diluted share from the comparable prior year period of 70.8% and 70.2%, respectively.
About Ubiquiti Inc.

Ubiquiti Inc. is focused on democratizing network technology on a global scale — creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UISP and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.
Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.
Investor Relations Contact
Ubiquiti Inc.
Investor Relations
ir@ui.com
Ph.1-646-780-7958
Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as "look", "will", "anticipate", "believe", "estimate", "expect", "forecast", "consider" and "plan" and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include the statement regarding our intention to pay quarterly cash dividends, any statements or assumptions underlying the foregoing, and any statement regarding future events and the future financial performance of Ubiquiti Inc. that involves risks or uncertainties.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of U.S. tariffs on our operations and financial results; the impact of public health problems on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors’ inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on chipset suppliers for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. securities laws; and social, economic and political conditions in the United States and abroad, including the impact of the military conflict between Russia and Ukraine and the tension between China and Taiwan. We discuss these risks in greater detail under the heading "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2025, and subsequent filings filed with the U.S. Securities and Exchange Commission (the "SEC"), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Inc. Investor Relations Department, by email at IR@ui.com or by visiting the Investor Relations section of the Ubiquiti Inc. website, https://ir.ui.com/.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Inc. undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Revenues	$814,867	$599,879	$1,548,640	$1,150,223
Cost of revenues	440,867	352,649	837,231	671,375
Gross profit	374,000	247,230	711,409	478,848
Operating expenses:
Research and development	50,845	39,958	99,388	77,955
Sales, general and administrative	30,254	28,460	57,398	52,875
Total operating expenses	81,099	68,418	156,786	130,830
Income from operations	292,901	178,812	554,623	348,018
Interest expense and other, net	1,589	11,440	4,771	22,018
Income before income taxes	291,312	167,372	549,852	326,000
Provision for income taxes	57,702	30,577	108,366	61,217
Net income	$233,610	$136,795	$441,486	$264,783
Net income per share of common stock:
Basic	$3.86	$2.26	$7.30	$4.38
Diluted	$3.86	$2.26	$7.29	$4.38
Weighted average shares used in computing net income per share of common stock:
Basic	60,500	60,470	60,499	60,470
Diluted	60,566	60,527	60,564	60,514

Ubiquiti Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Six Months Ended December 31,
	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024
Net Income	$233,610	$207,876	$136,795	$441,486	$264,783
Share-based compensation:
Cost of revenues	72	70	57	142	111
Research and development	1,311	1,311	1,318	2,622	2,556
Sales, general and administrative	521	503	418	1,024	822
Tax effect of Non-GAAP adjustment relating to Share-based compensation	(455)	(450)	(440)	(905)	(856)
Non-GAAP net income	$235,059	$209,310	$138,148	$444,369	$267,416
Non-GAAP diluted EPS	$3.88	$3.46	$2.28	$7.34	$4.42

Shares outstanding (Diluted)	60,566	60,559	60,527	60,564	60,514
Weighted-average shares used in Non-GAAP diluted EPS	60,566	60,559	60,527	60,564	60,514
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as share-based compensation expense and the tax effects of these non-GAAP adjustments and the deferred tax benefit from intercompany intangibles realignment transaction.

Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.
Usefulness of Non-GAAP Financial Information to Investors
We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share
We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

• Share-based compensation expense; and
• Tax effect of non-GAAP adjustments, applying the principles of ASC 740

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned "Reconciliation of GAAP Net Income to non-GAAP Net Income" included in this press release.

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